EXHIBIT 99.2

STONERIDGE, INC.
2016 LONG-TERM INCENTIVE PLAN

SECTION 1.           Purpose; Definitions.

The purpose of the Stoneridge, Inc. 2016 Long-Term Incentive Plan (the “LTIP”) is to enable Stoneridge, Inc. (the “Company”) and its Subsidiaries (as defined below) to attract, retain and reward key employees of the Company and of its Subsidiaries and to strengthen the mutuality of interests between those employees and the Company’s shareholders by offering such employees equity or equity-based incentives thereby increasing their proprietary interest in the Company’s business and enhancing their personal interest in the Company’s success.

For purposes of the LTIP, the following terms are defined as follows:

(a)           “Award” means any award of Stock Options, Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units, Deferred Shares, Share Purchase Rights, Share Appreciation Rights or Other Share-Based Awards under the LTIP.

(b)            “Board” means the Board of Directors of the Company.

(c)           “Cause” means, unless otherwise provided by the Committee, (i) “Cause” as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause:

(1)           misappropriation of funds from the Company or dishonesty in the course of fulfilling the participant’s employment duties;

(2)           conviction of a felony;

(3)           commission of a crime or act or series of acts involving moral turpitude;

(4)           commission of an act or series of acts of dishonesty that are materially inimical to the best interests of the Company;

(5)           breach of any material term of an employment agreement, if any;

(6)           willful and repeated failure to perform the duties associated with the participant’s position, which failure has not been cured within thirty (30) days after the Company gives notice thereof to the participant; or

(7)           failure to cooperate with any Company investigation or with any investigation, inquiry, hearing or similar proceedings by any governmental authority having jurisdiction over the participant or the Company.

The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(d)           “Change in Control” has the meaning set forth in Section 11(b).

(e)           “Change in Control Price” has the meaning set forth in Section 11(d).

(f)           “Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or other lawful guidance promulgated thereunder. Whenever a reference is made to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or similar purpose.

(g)           “Committee” means the Committee referred to in Section 2 of the LTIP.

(h)           “Company” means Stoneridge, Inc., an Ohio corporation, or any successor corporation.

(i)           “Deferred Shares” means an Award of the right to receive Shares at the end of a specified deferral period granted pursuant to Section 7.

(j)           “Disability” generally means a permanent and total disability as defined in Section 22(e)(3) of the Code. However, if Section 409A of the Code applies, a special definition may be applicable.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)           “Fair Market Value” means, as of a given date (in order of applicability): (i) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on the day immediately prior to such date, or if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sale price (if Common Shares are then listed as a National Market Issue under the NASD National Market System) or (B) if Common Shares are not then so listed, the mean between the closing representative bid and asked prices for Common Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Shares, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

(m)           “Incentive Stock Option” means any Stock Option intended to be and designated as, and that otherwise qualifies as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(n)           “Individual Agreement” means an employment or similar agreement between a participant and the Company or one of its Subsidiaries.

(o)           “LTIP” means the Stoneridge, Inc. 2016 Long-Term Incentive Plan, as amended from time to time.

(p)           “Non-Employee Director” has the meaning set forth in Section 16 of the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission (the “Commission”).

(q)           “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(r)           “Other Share-Based Awards” means an Award granted pursuant to Section 11 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

(s)           “Outside Director” has the meaning set forth in Section 162(m) of the Code.

(t)           “Performance Shares” has the meaning set forth in Section 10.

(u)           “Performance Share Units” has the meaning set forth in Section 10.

(v)           “Restricted Shares” means an Award of Shares that is granted pursuant to Section 6 and is subject to restrictions.

(w)           “Restricted Share Units” means an Award of Restricted Share Units that is granted pursuant to Section 6 and is subject to restrictions.

(x)           “Section 16 Participant” means a participant under the LTIP who is then subject to Section 16 of the Exchange Act.

(y)           “Shares” means the Common Shares, without par value, of the Company.

(z)           “Share Appreciation Right” means an Award of a right to receive an amount from the Company that is granted pursuant to Section 9.

(aa)           “Stock Option” or “Option” means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted pursuant to Section 5.

(bb)           “Share Purchase Right” means an Award of the right to purchase Shares that is granted pursuant to Section 8.

(cc)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain. For purposes of Section 409A of the Code “at least 50%” is to be used instead of “at least 80%” in applying the tests to determine whether a corporation is a service recipient.

SECTION 2.           Administration.

The LTIP shall be administered by the Compensation Committee of the Board or such other committee authorized by the Board to administer the LTIP (the “Committee”), or absent the Committee, the full Board. The Committee shall consist of not less than three directors of the Company all of whom shall be Outside Directors, Non-Employee Directors and Independent Directors (as defined by the listing standards of the NYSE if the Company’s Shares are traded on the New York Stock Exchange). Those directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board.

The Committee shall have full power to interpret and administer the LTIP and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of any Awards to be granted to each participant, the consideration, if any, to be paid for any Awards, the timing of any Awards, the terms and conditions of any Award granted under the LTIP, and the terms and conditions of the related agreements that will be entered into with participants. As to the selection of and grant of Awards to participants who are not executive officers of the Company or any Subsidiary or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company’s management in a manner consistent with applicable law and provided that such participant’s compensation is not subject to the limitations of Section 162(m) of the Code.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the LTIP as it shall, from time to time, deem advisable; to interpret the terms and provisions of the LTIP and any Award issued under the LTIP (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the LTIP.

Any interpretation or administration of the LTIP by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, affiliates, all participants in the LTIP, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the LTIP.

SECTION 3.           Shares Subject to the LTIP.

(a)           Aggregate Shares Subject to the LTIP. Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the LTIP is 1,800,000, pursuant to which the maximum number of Shares which may be issued subject to Incentive Stock Options is 250,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

(b)           Forfeiture or Termination of Awards of Shares and Recycling. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the LTIP as set forth in Section 3(a), unless the participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to those Shares by the exercise of voting rights or the accumulation of dividends that are not realized because of the forfeiture of those Shares or the expiration or termination of the related Award without issuance of those Shares. However, the following Shares shall not be available for issuance under the LTIP: (i) Shares not issued due to a net settlement of a Stock Option or Share Appreciation Right; (ii) Shares used to pay the exercise price or for withholding purposes such as for Stock Options or Stock Appreciation Rights; (iii) Shares which the Company may repurchase on the open market with proceeds from a Stock Option exercise; (iv) Shares delivered to the Company to satisfy withholding requirements for Restricted Shares; or (v) other Shares acquired or retained in similar fashion.

(c)           Adjustment. In the event of any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, acquisition, split-up, spinoff, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number of Shares (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number of Shares (or other securities or property) subject to outstanding Awards; (iii) the grant or exercise price with respect to any Award; and (iv) the applicable limitations for grants to a participant under Section 3. The Committee determination under this Section 3(c) shall be final, binding and conclusive. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code and any adjustment to any other Award that is subject to Section 409A of the Code shall be made in accordance with Section 409A of the Code, unless otherwise determined by the Committee, in its sole discretion.

Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the participant’s rights had such Award been currently exercisable or payable or fully vested (or without any payment if the Fair Market Value of one Share on the date of the Event is less than the per share exercise price of a Stock Option or Share Appreciation Right) or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least 10 days prior to such Event.

The existence of the LTIP, Award agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(d)           Annual Award Limit. No participant may be granted Stock Options, Share Appreciation Rights or other Awards, including any Performance Shares (whether or not subject to Section 162(m) of the Code), under the LTIP with respect to an aggregate of more than 400,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any one calendar year or with respect to the following (subject to adjustment as provided in Section 3(c)) during any one calendar year:

(1)           Cash, including Restricted Share Units with performance criteria and goals and Performance Share Units - $1,500,000;

(2)           Full value share awards (e.g. Restricted Shares, Restricted Share Units, Performance Shares or Deferred Shares) – 400,000 Shares; and

(3)           Stock Options (Incentive Stock Options and Non-Qualified Stock Options) and Share Appreciation Rights – 100,000 Shares.

SECTION 4.           Eligibility.

Grants may be made from time to time to those officers and other key employees of the Company who are designated by the Committee in its sole and exclusive discretion. Eligible persons may include, but shall not necessarily be limited to, officers and key employees of the Company and any Subsidiary; however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to eligible persons while actually employed by the Company or a Subsidiary. The Committee may grant more than one Award to the same eligible person. No Award shall be granted to any eligible person during any period of time when such eligible person is on a leave of absence.

SECTION 5.           Stock Options.

(a)           Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the LTIP or cash awards made outside the LTIP. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Option in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the LTIP shall be in such form as the Committee may from time to time approve.

Stock Options granted under the LTIP may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c) hereof, the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

(b)           Terms and Conditions. Options granted under the LTIP shall be evidenced by an agreement (“Option Agreements”), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the LTIP, as the Committee shall deem desirable:

(1)           Option Price. The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(2)           Option Term. The term of each Stock Option shall be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Options, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(3)           Exercise. Stock Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at grant; but, except as provided in Section 5(b)(6) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to one year following the date of grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

(4)           Method of Exercise. Subject to any installment exercise provisions that apply with respect to any Stock Option, and the six-month and one day holding period set forth in Section 5(b)(3), a Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

That notice shall be accompanied by payment in full of the Option price of the Shares for which the Option is exercised, in cash or mature Shares or by check or such other instrument as the Committee may accept. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the option is exercised.

No Shares shall be issued on an exercise of an Option until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for those Shares, has given, if requested, the representation described in Section 15(a) and those Shares have been issued to him.

(5)           Non-Transferability of Options. No Stock Option shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer without consideration the Option, other than an Incentive Stock Option, during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, or to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(6)           Termination of Employment.

(i)           Termination by Death. Subject to Sections 5(b)(3) and 5(c), if any participant’s employment with the Company or any Subsidiary terminates by reason of death, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant’s employment is due to death, then any Stock Option held by that participant may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at grant) from the date of death. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(ii)           Termination by Reason of Disability. Subject to Sections 5(b)(3) and 5(c), if a participant’s employment with the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant’s employment is due to Disability, then any Stock Option held by that participant may thereafter be exercised by the participant or by the participant’s duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant’s Disability, for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at grant) from the date of such termination of employment; and if the participant dies within that two-year period (or such other period as the Committee may specify at or after grant), any unexercised Stock Option held by that participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) for the duration of the two-year period from the date of that termination of employment. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(iii)           Termination for Cause. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary terminates for Cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options held by that participant shall terminate 30 days after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

(iv)           Other Termination. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary terminates for any reason other than death, Disability or for Cause, all Stock Options held by that participant shall thereupon terminate six months after the date employment terminates (or three months in the case of Incentive Stock Options). Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

(v)           Leave of Absence. In the event a participant is granted a leave of absence by the Company or any Subsidiary to enter military service or because of sickness, the participant’s employment with the Company or such Subsidiary will not be considered terminated, and the participant shall be deemed an employee of the Company or such Subsidiary during such leave of absence or any extension thereof granted by the Company or such Subsidiary. Notwithstanding the foregoing, in the case of an Incentive Stock Option, a leave of absence of more than three months will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

(c)           Incentive Stock Options. Notwithstanding Sections 5(b)(5) and (6), an Incentive Stock Option shall be exercisable by (i) a participant’s authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than ten years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply). Anything in the LTIP to the contrary notwithstanding, no term or provision of the LTIP relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the LTIP be exercised, so as to disqualify the LTIP under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under such Section 422 or any successor section thereto.

SECTION 6.           Restricted Shares and Restricted Share Units.

(a)           Grant. Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the LTIP or cash awards made outside the LTIP. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 6(b)), the date or dates upon which Restricted Share Awards will vest and the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 6(b).

The Committee may condition the vesting of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

(b)           Terms and Conditions. Restricted Shares awarded under the LTIP shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the LTIP, as the Committee shall deem desirable. A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

(1)           The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

(2)           Awards of Restricted Shares must be accepted by executing a Restricted Share Award agreement and paying the price (if any) that is required under Section 6(b)(1).

(3)           The Committee shall determine in its discretion the manner of delivery of Restricted Shares subject to a Restricted Share Award. Such delivery may be in the form of one or more Share certificates, an electronic account entry into a new or existing account, or any other means the Committee in its discretion shall deem appropriate. If one or more physical certificates are issued, the certificate(s) shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

(4)           If the Committee determines that delivery should be in the form of one or more Share certificates, the Committee shall require that the stock certificates evidencing such Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share Award the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

(5)           Subject to the provisions of this LTIP and the Restricted Share Award agreement, during a period set by the Committee commencing with the date of any Award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award. The Restriction Period shall not be less than one year in duration (“Minimum Restriction Period”) unless otherwise determined by the Committee at the time of grant. Subject to these limitations and the Minimum Restriction Period requirements, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, in its sole discretion.

(6)           Except as provided in this Section 6(b)(6), Section 6(b)(5) and Section 6(b)(7) the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of an Award, may require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested, subject to Section 15(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

(7)           No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Restricted Share Agreement, the participant may transfer without consideration the Restricted Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Restricted Shares. The transferee of Restricted Shares will be subject to all restrictions, terms and conditions applicable to the Restricted Shares prior to its transfer, except that the Restricted Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(8)           Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary terminates by reason of death, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse.

(9)           Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary terminates by reason of Disability, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse.

(10)           Unless the Committee determines otherwise at any time, in the event of the participant’s termination of employment during the vesting period for a reason other than due to death or Disability (and other than for Cause), then upon such termination, the amount of the participant’s Restricted Shares shall be adjusted. The revised Awards shall be determined by multiplying the amount of the Restricted Shares by the number of months the participant worked at least one day during the respective vesting period divided by the number of months in the vesting period, to be paid, if at all, at the same time and under the same terms that such outstanding Restricted Shares would otherwise be paid; provided, however, if the participant is not retirement eligible and terminates employment voluntarily during the vesting period for a grant of Restricted Shares, then such Award shall be cancelled upon such termination. A termination shall be deemed to be voluntary if it is recorded as such on the records of the Company, as determined by the Company in its sole discretion.

(c)           Restricted Share Units. In lieu of or in addition to Restricted Shares, the Committee may grant Restricted Share Units under such terms and conditions as shall be determined by the Committee. Restricted Share Units shall be subject to the same terms and conditions under this LTIP as Restricted Shares except as otherwise provided in this LTIP or as otherwise provided by the Committee. Except as otherwise provided by the Committee, a Restricted Share Unit Award shall be settled and pay out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the participant holding such Restricted Share Units shall receive, as determined by the Committee, Shares equal to the number of such Restricted Share Units as to which restrictions lapse, or cash equal to the Fair Market Value of the number of Shares underlying such Restricted Share Units as of the settlement date. Restricted Share Units shall not be transferable and shall have no voting rights. If determined by the Committee, a dividend equivalent in an amount equal to the dividend payable on one Share may be made to a participant for each Restricted Share Unit held by such participant on the record date for the dividend. Such dividend equivalent, if any, shall only be paid on the number of Restricted Share Units actually distributed and such payment shall be made when the related Restricted Share Units are distributed.

SECTION 7.           Deferred Shares.

(a)           Grant. Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the LTIP or cash awards made outside the LTIP. The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 7(b).

The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine, in its sole discretion.

(b)           Terms and Conditions. Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the LTIP, as the Committee shall deem desirable:

(1)           The purchase price for Deferred Shares shall be determined at the time of grant by the Committee. Subject to the provisions of the LTIP and the Award agreement referred to in Section 7(b)(8), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 7(b)(7), when applicable), stock certificates shall be delivered to the participant, or his legal representative, for the Shares covered by the Deferred Share Award. The Deferral period applicable to any Deferred Share Award shall not be less than one year (“Minimum Deferral Period”).

(2)           Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee, in its sole discretion, at the time of the Award.

(3)           No Deferred Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Deferred Shares Agreement, the participant may transfer without consideration the Deferred Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Deferred Shares. The transferee of Deferred Shares will be subject to all restrictions, terms and conditions applicable to the Deferred Shares prior to its transfer, except that the Deferred Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(4)           Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary terminates by reason of death, any Deferred Shares held by that participant shall thereafter vest and any restrictions shall lapse.

(5)           Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary terminates by reason of Disability, any Deferred Shares held by that participant shall thereafter vest and any restrictions shall lapse.

(6)           Unless otherwise determined by the Committee at the time of granting any Deferred Share Award, if a participant’s employment by the Company or any Subsidiary terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

(7)           A participant may elect to further defer receipt of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and the terms of this Section 7 and such other terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions approved by the Committee, such election may be made only if and to the extent permitted and in accordance with Section 409A of the Code.

(8)           Each such Award shall be confirmed by, and subject to the terms of, a Deferred Share Award agreement evidencing the Award in the form approved from time to time by the Committee.

SECTION 8.           Share Purchase Rights.

(a)           Grant. Share Purchase Rights may be granted alone, in addition to or in tandem with other Awards granted under the LTIP or cash awards made outside the LTIP. The Committee shall determine the individuals to whom, and the time or times at which, grants of Share Purchase Rights will be made, the number of Shares which may be purchased pursuant to the Share Purchase Rights, and the other terms and conditions of the Share Purchase Rights in addition to those set forth in Section 8(b). The Shares subject to the Share Purchase Rights must be purchased at the Fair Market Value of such Shares on the date of grant. Subject to Section 8(b) hereof, the Committee may also impose such forfeiture or other terms and conditions as it shall determine, in its sole discretion, on such Share Purchase Rights or the exercise thereof.

Each Share Purchase Right Award shall be confirmed by, and be subject to the terms of, a Share Purchase Rights Agreement which shall be in form approved by the Committee.

(b)           Terms and Conditions. Share Purchase Rights may contain such additional terms and conditions not inconsistent with the terms of the LTIP as the Committee shall deem desirable and shall generally be exercisable for such period as shall be determined by the Committee. However, Share Purchase Rights granted to Section 16 Participants shall not become exercisable earlier than one year after the grant date. Share Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.

SECTION 9.           Share Appreciation Rights.

(a)           Grant. Share Appreciation Rights may be granted in connection with all or any part of an Option. Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant’s Option Agreement.

(b)           Terms and Conditions. The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

(1)           Rights. Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon exercise of the Share Appreciation Right.

(2)           Surrender of Option. Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash.

(3)           Exercise. In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable prior to one year after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may be exercised only at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

(4)           Method of Exercise. Share Appreciation Rights may be exercised by the participant’s giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

(5)           Payment. The manner in which the Company’s obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant’s Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

SECTION 10.           Performance Shares and Performance Share Units.

(a)           Grant. Subject to the terms of the LTIP, Performance Shares and Performance Share Units may be granted to eligible employees at any time and from time to time, as determined by the Committee. Subject to Sections 3, 4 and 10(c), the Committee shall have complete discretion in determining the number of Performance Shares and/or Performance Share Units awarded to each participant and the terms and conditions of each such Award.

(b)           Terms and Conditions.

(1)           A Performance Share or Performance Share Unit is equivalent in value to a Share.

(2)           The Committee may denominate a Performance Share Unit Award in dollars instead of Performance Share Units.

(c)           Performance Goals. For each Award of Performance Shares or Performance Share Units, the Committee shall establish performance goals for the Company, its Subsidiaries, and/or divisions of any of foregoing, using the performance criteria. Unless previously canceled or reduced, Performance Shares and Performance Share Units which may not be converted because of failure in whole or in part to satisfy the relevant performance goals or for any other reason shall be canceled without further action by the Committee at the time they would otherwise be distributable.

(d)           Dividend Equivalents on Performance Shares. If determined by the Committee, a dividend equivalent in an amount equal to the dividend payable on one Share may be made to a participant for each Performance Share held by such participant on the record date for the dividend. Such dividend equivalent, if any, shall only be paid on the number of Performance Shares actually distributed and such payment shall be made when the related Performance Shares are distributed.

(e)           Form and Timing of Payment of Performance Shares and Performance Share Units. As soon as practicable after the applicable performance period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share and/or Performance Share Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the performance goal), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Shares and Performance Share Units and shall certify such results in a manner consistent with the provisions of the performance-based compensation exception provisions of the Section 162(m) of the Code. If performance goals have been met, then the number of Performance Shares and Performance Share Units to be converted into Shares and/or cash and distributed to the participants shall be determined in accordance with the performance goals for such Awards, subject to any limits imposed by the Committee. Payment of Performance Shares and Performance Share Units shall be made in a single lump sum in cash and/or Shares, as soon as reasonably administratively possible following the determination of the number of Shares and/or amount of cash to which the participant is entitled but not later than the 15th day of the third month following the end of the applicable performance period. Performance Shares and Performance Share Units will be distributed to participants in the form of cash or Shares, or a combination of cash and Shares, as determined by the Committee. At any time prior to the distribution of the Performance Shares and/or Performance Share Units, unless otherwise provided by the Committee or prohibited by this LTIP (such as in the case of a Change in Control), the Committee shall have the authority to reduce or eliminate the number of Performance Shares or Performance Share Units to be converted and distributed or to cancel any part or all of a grant or award of Performance Shares or Performance Share Units.

For the purpose of converting Performance Shares into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Share shall be the Fair Market Value of a Share on the date the Committee authorizes the payout of Awards. Performance Shares to be distributed in the form of Shares will be converted at the rate of one (1) Share per Performance Share.

(f)           Termination of Employment Due to Death or Disability. In the event of the participant’s termination of employment by reason of death or Disability during a performance period, the participant shall receive a lump sum payout, in cash and/or Shares as determined by the Committee, of the related outstanding Performance Shares and Performance Share Units calculated as if all unfinished performance periods had ended with one hundred percent (100%) of the performance goals achieved at target level, valued as of the first business day of the calendar year following the date of termination of employment and payable as soon thereafter as reasonably possible but not later than the 15th day of the third month after the end of the calendar year in which such death or Disability occurred. Where the amount or part of dividend equivalents is determined by the number of Performance Shares that are paid out or is otherwise determined by a performance measure, and the related performance period for the dividend equivalents was not completed at death or Disability, then the dividend equivalents will be calculated as though one hundred percent (100%) of the goals were achieved at target level and paid as soon as reasonably possible.

(g)           Termination of Employment for Other than Death or Disability. Unless the Committee determines otherwise at any time, in the event of the participant’s termination of employment during the performance period for a reason other than due to death or Disability (and other than for Cause), then upon such termination, the amount of the Participant’s Performance Shares and number of Performance Share Units shall be adjusted. The revised Awards shall be determined by multiplying the amount of the Performance Shares and the number of Performance Share Units, as applicable, by the number of months the participant worked at least one day during the respective performance period divided by the number of months in the performance period, to be paid, if at all, at the same time and under the same terms that such outstanding Performance Shares or Performance Share Units would otherwise be paid; provided, however, if the participant is not retirement eligible and terminates employment voluntarily during the Performance Period for a grant of Performance Shares or Performance Share Units, then such Award shall be cancelled upon such termination. A termination shall be deemed to be voluntary if it is recorded as such on the records of the Company, as determined by the Company in its sole discretion.

(h)           Termination of Employment for Cause. In the event of the termination of employment of a participant by the Company for Cause, all Performance Shares and Performance Share Units shall be forfeited by the participant to the Company.

(i)           Non-transferability. Performance Shares and Performance Share Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

SECTION 11.           Other Share-Based Awards.

(a)           Grant. Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, phantom shares or units, convertible preferred shares, convertible debentures, exchangeable securities, and Share Awards or options valued by reference to Book Value or subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the LTIP or cash awards made outside of the LTIP.

At the time the Shares or Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 11(b). The Committee will also have the right, at its sole discretion, to settle such Awards in Shares, Restricted Shares or cash in an amount equal to then current value of the Shares or Other Share-Based Awards.

(b)           Terms and Conditions. Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the LTIP, as the Committee shall deem desirable.

(1)           Subject to the provisions of this LTIP and the Award agreement referred to in Section 11(b)(5) below, Shares awarded or subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. All Shares or Other Share-Based Awards granted under this Section 11 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods ) of one year (“Minimum Holding Period”).

(2)           Subject to the provisions of this LTIP and the Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently, interest or dividends with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(3)           Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee, in its sole discretion.

(4)           In the event of the participant’s Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement (if any) with respect to any part or all of any Award under this Section 11, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant’s death.

(5)           Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

(6)           Shares (including securities convertible into Shares) issued on a bonus basis under this Section 11 shall be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 11 shall bear a price of at the Fair Market Value of the Shares on the date of grant. The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

(7)           In the event that any “derivative security, “ as defined in Rule 16a-1(c) (or any successor thereof) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 11 to any Section 16 Participant, such derivative security shall not be transferable other than by will or by the laws of descent and distribution.

SECTION 12.           Change In Control Provision.

(a)           Impact of Event. Unless otherwise provided in an Award agreement, following the effective date of a Change in Control as defined in Section 12(b) in which outstanding Awards are not terminated in accordance with Section 3(c) of the LTIP and are assumed or substituted for by the successor company (or in which the Company is the ultimate parent corporation and continues the Award), if a participant’s continuous service with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award agreement, including prior thereto if applicable) and under the circumstances specified in the Award agreement, the following shall apply:

(1)           Any Stock Options awarded under the LTIP not previously exercisable and vested shall become fully exercisable and vested upon either: (i) the involuntary termination of employment of the participant by the Company other than for Cause or (ii) the voluntary termination of employment by the participant for a Good Reason;

(2)           Any Share Appreciation Rights shall become immediately exercisable upon either: (i) the involuntary termination of employment of the participant by the Company other than for Cause or (ii) the voluntary termination of employment by the participant for a Good Reason;

(3)           The restrictions applicable to any Restricted Shares or Restricted Share Units, Performance Shares or Performance Share Units, Deferred Shares, Share Purchase Rights and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested upon either: (i) the involuntary termination of employment of the participant by the Company other than for Cause or (ii) the voluntary termination of employment by the participant for a Good Reason; and

(4)           Unless otherwise determined by the Committee, the payout of Performance Shares and Performance Share Units shall be determined exclusively by the attainment of the Performance Goals established by the Committee, which may not be modified after the Change in Control, and the Company shall not have the right to reduce the Awards after the Change in Control for any other reason.

(5)           Notwithstanding any provision of this Section 12(a) to the contrary, any Award which is subject to Section 409A of the Code shall be settled in accordance with the terms of the grant without regard to the Change in Control unless the Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and such termination of employment occurs within two years after such Change in Control.

(b)           Definition of Change in Control. For purposes of Section 12(a), a “Change in Control” means the occurrence of any of the following: (i) the Board or shareholders of the Company approve a consolidation or merger that results in the shareholders of the Company immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger or consolidation; (ii) the Board or shareholders of the Company approve the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company; (iii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing 35% or more of the voting power of the Company’s outstanding securities; or (iv) during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period. For purposes of Awards subject to Section 409A of the Code, Change in Control means a Change in Control as defined above which is also a “change in control event” within the meaning of such Section 409A.

(c)           Definition of Good Reason. For purposes of Section 12(a), a participant will be considered to have terminated employment for “Good Reason” if such termination is due to any one or more of the following listed conditions (with each occurrence of such a condition being considered a separate Good Reason) within two years following a Change in Control provided that the participant terminates employment within two years following the initial occurrence of such condition and provided further that the participant provides notice to the Company of such condition within 90 days following the initial occurrence of such condition and gives the Company at least 30 days to cure such condition:

(1)           A material diminution in the participant’s base compensation.

(2)           A material diminution in the participant’s authority, duties, or responsibilities.

(3)           A material diminution in the authority, duties, or responsibilities of the supervisor to whom the participant is required to report, including a requirement that a participant report to a corporate officer or employee instead of reporting directly to the Board.

(4)           A material diminution in the budget over which the participant retains authority.

(5)           A material change in the geographic location at which the participant must perform the services.

(6)           Any other action or inaction that constitutes a material breach by the Company of the agreement under which the participant provides services.

SECTION 13.           Form and Timing of Payment Under Awards; Deferrals.

Subject to the terms of the LTIP and any applicable Award agreement (as may be amended pursuant to Section 14 hereof), payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer or in installments; provided, however, that settlement in other than Shares must be authorized by the applicable Award agreement. The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement; provided, however, that settlement in cash must be authorized by the applicable Award agreement. The acceleration of any Award that does not result in a cash settlement must also be authorized by the applicable Award agreement. If and to the extent permitted by and in accordance with Section 409A of the Code, installment or deferred payments may be required by the Committee or permitted at the election of the participant on terms and conditions approved by the Committee, including without limitation the ability to defer awards pursuant to any deferred compensation plan maintained by the Company, a Subsidiary. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or other amounts in respect of installment or deferred payments denominated in Shares.

SECTION 14.           Reimbursement of Company for Unearned or Ill-Gotten Gains.

Regardless of any other provisions of this LTIP or of any Award agreement, and to the extent permitted by applicable law, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee shall apply the Company’s Clawback Policy as in effect at the time of such restatement to Awards under the LTIP.

SECTION 15.           Amendments and Termination.

The Board may at any time, in its sole discretion, amend, alter or discontinue the LTIP, but no such amendment, alteration or discontinuation shall be made that would (i) impair the rights of a participant under an Award theretofore granted, without the participant’s consent, or (ii) require shareholder approval under any applicable law, rule, regulation or listing standard of an exchange or market on which the Shares are listed and/or traded, unless such shareholder approval is received. The Company shall submit to the shareholders of the Company for their approval any amendments to the LTIP which are required by Section 16 of the Exchange Act or the rules and regulations thereunder, or Section 162(m) of the Code, or the listing standards of an exchange or market on which the Shares are listed and/or traded to be approved by the shareholders.

The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant’s consent; nor shall any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant’s consent.

Subject to the above provisions, the Board shall have all necessary authority to amend the LTIP to clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 16.           Unfunded Status of LTIP.

The LTIP is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company. The adoption of the LTIP and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Neither a participant nor the participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the LTIP. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the LTIP.

SECTION 17.           General Provisions.

(a)           Participant Representation. The Committee may require each participant acquiring Shares pursuant to an Award under the LTIP to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the LTIP shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for those Shares to make appropriate reference to such restrictions.

(b)           Other Arrangements. Nothing contained in this LTIP shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)           No Right to Employment. Neither the adoption of the LTIP, nor its operation, nor any document describing, implementing or referring to the LTIP, or any part thereof, shall confer upon any participant under the LTIP any right to continue in the employ, or as a director, of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment, or service as a director, of any participant under the LTIP at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary might have done if the LTIP had not been adopted.

(d)           Transfers. For purposes of this LTIP, a transfer of a participant between the Company and its Subsidiaries shall not be deemed a termination of employment.

(e)           Taxes. No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the LTIP, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in the agreement evidencing the Award or be approved by the Committee, in its sole discretion. The obligations of the Company under the LTIP shall be conditional on those payments or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant. Shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on Restricted Shares or the exercise of Options or Share Appreciation Rights granted under the LTIP or upon any other payment or issuance of shares under the LTIP will not be available for the use of new awards under the LTIP.

(f)           Adequacy of Shares. The actual or deemed reinvestment of dividends in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall be permissible only if sufficient Shares are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Share Purchase Rights and other LTIP Awards).

(g)           Governing Law. The LTIP, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

(h)           Plan Controls. All agreements entered into with participants pursuant to the LTIP shall be subject to the LTIP.

(i)           Awards May Vary. The provisions of Awards need not be the same with respect to each participant.

(j)           Section 409A of the Code. In the event that an Award granted pursuant to the LTIP shall constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, the terms of the LTIP as they apply to such Award shall be interpreted to comply with Section 409A of the Code. To the extent that an Award which is subject to Section 409A shall be payable to a participant who is a “specified employee” on account of his “separation from service” as such terms are defined in Section 409A, such payment shall not occur until the date which is six (6) months and one (1) day after the participant’s separation from service. To the extent applicable, it is intended that the LTIP and all Awards hereunder comply with the requirements of Section 409A of the Code, and the LTIP and all Award agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the LTIP or an Award agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the LTIP or an Award agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected participant. Notwithstanding the foregoing or anything elsewhere in the LTIP or an Award agreement to the contrary unless the Committee shall otherwise expressly provide, if Section 409A applies the term “disability” shall have the meaning given to such term under Section 409A and the regulations and guidance issued thereunder. The Company makes no guarantee concerning tax treatment and the participant will be solely responsible for any taxes incurred.

(k)           Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the LTIP, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the LTIP solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the LTIP, not inconsistent with the intent of the LTIP, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the LTIP as in effect for any other purpose.

(l)           Substitute Awards in Corporate Transactions. Nothing contained in the LTIP shall be construed to limit the right of the Committee to grant Awards under the LTIP in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the LTIP to an employee or director of another corporation who becomes an eligible person pursuant to Section 4 of the LTIP by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the LTIP solely to the extent the Committee deems necessary for such purpose. Unless otherwise determined by the Committee, such substitute Award shall not be deemed to deplete the number of Shares available for Awards pursuant to Section 3 nor reduce the number of Shares under the term of the Plan.

(m)           Performance Objectives and Business Criteria. For purposes of Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units, Deferred Shares, Share Purchase Rights, Share Appreciation Rights and Other Share-Based Awards granted pursuant to the LTIP that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code and for which establishment of performance objectives is appropriate, the performance objectives shall be based on the performance of the Company, one or more of its Subsidiaries or affiliates, one or more of its units or divisions and/or the individual over the term of the award period designed by the Committee. The Committee may use one or more of the following business (or substantially similar) criteria to establish performance objectives for each participant: increase in net sales; pretax income before allocation of corporate overhead and bonus; operating profit; net working capital; earnings per share; net income; revenue growth; attainment of division, group or corporate financial goals; return on shareholders’ equity; return on assets; other return measures (including, but not limited to, return on capital, invested capital, or average equity); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment); capital and liquidity ratios; attainment of strategic and operational initiatives; attainment of one or more specific and measurable individual strategic goals; appreciation in or maintenance of the price of the Company’s common shares; increase in market share; gross profits; total return to shareholders; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; comparisons with various stock market indices or peer performance; or achievement of safety, succession planning; sustainability, Share price or talent development objectives or reductions in labor or material costs. The performance objective for any participant shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met; and the outcome under the performance objective shall be substantially uncertain when the Committee establishes the objective. Performance objectives may include or exclude losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, share offerings and share repurchases, provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding performance-based Award if it determines that an adjustment would be consistent with the objectives of the LTIP and taking into account the interests of the participants and the Company’s shareholders and such adjustment complies with the requirements of Section 162(m) of the Code, to the extent applicable, unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or capital stock.

SECTION 18.           Shareholder Approval; Effective Date of LTIP.

This 2016 Long-Term Incentive Plan was adopted by the Board of Directors on March 28, 2016, and is subject to the approval by the holders of the Company’s outstanding Shares, in accordance with applicable law and the listing standards of the New York Stock Exchange. This 2016 Long-Term Incentive Plan will become effective on the date of such shareholder approval.

SECTION 19.           Term of LTIP.

No Award shall be granted pursuant to the LTIP on or after May 10, 2026, but Awards granted prior to such date may extend beyond that date.

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